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                                                                      EXHIBIT 23

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 10, 1997, accompanying the consolidated financial statements included in the Annual Report on Form 10-K of Beverly Bancorporation, Inc. for the year ended December 31, 1996. We consent to the incorporation by reference of the aforementioned report in the Registration Statement of Beverly Bancorporation, Inc. on Form S-8 (File No. 333-12013, effective September 13, 1996).



                                            GRANT THORNTON LLP




Chicago, Illinois
March 27, 1997